Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31776, No. 333-31778, No. 333-49336, No. 333-69056, No. 333-72842 and No. 333-113392) and the Registration Statements on Form S-3 (No. 333-73778 and No. 333-113389) of Harris Interactive Inc. of our report dated September 7, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Rochester, New York

September 8, 2004